Exhibit 10.1

November 6, 2009

Via Hand Delivery

Mr. Dan W. Matthias

Re: Effect of Cessation of Board Service Under Transition Agreement

Dear Dan:

Reference is hereby made to that certain Transition Agreement between you and the Company dated September 26, 2008 (the "Transition Agreement"). This letter will confirm your agreement not to seek re-election as a member of the Board of Directors of the Company ("Board") at the Company's 2010 Annual Meeting of Stockholders. In consideration for such agreement, the Company agrees for purposes of Section 2.1 of the Transition Agreement to treat you as though you had sought re-election to the Board, but nonetheless not been re-elected. In all other respects, the Transition Agreement continues without change. To confirm your agreement with the foregoing, please execute and date this letter in the space provided below and return the executed original to me.

Sincerely,

DESTINATION MATERNITY CORPORATION

By: /s/ Edward M. Krell

Edward M. Krell
Chief Executive Officer

Agreed on this 6th day of November, 2009:

/s/ Dan W. Matthias
Dan W. Matthias